Exhibit 99.3

THE CLOROX COMPANY AND BURT’S BEES, INC. UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

The Unaudited Pro Forma Condensed Combined Statement of Earnings for the year ended June 30, 2007, combines the historical consolidated statements of earnings of The Clorox Company (Clorox or the Company) and Burt’s Bees, Inc. (BBI or Burt’s Bees), giving effect to the merger as if it had occurred on July 1, 2006 (the beginning of the Company’s most recent ended fiscal year). The Unaudited Pro Forma Condensed Combined Statement of Earnings for the three months ended September 30, 2007 (most recent interim date for which a balance sheet was required prior to the acquisition), combines the historical consolidated statements of earnings of Clorox and BBI, giving effect to the merger as if it had occurred on July 1, 2006, and was carried forward to September 30, 2007. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical consolidated balance sheet of Clorox and the historical consolidated balance sheet of BBI, giving effect to the merger as if it had been consummated on September 30, 2007, as required. You should read this information in conjunction with the:

•	Accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•

Separate historical financial statements of Clorox as of and for the fiscal years ended June 30, 2007 and 2006, included in the Clorox annual report on Form 10-K for the fiscal year ended June 30 2007;

•	Separate audited historical financial statements of BBI as of and for the years ended December 31, 2006 and 2005, included herein as Exhibit 99.1; and

•	Separate unaudited historical interim financial statements of BBI as of and for the nine month periods ended September 30, 2007 and 2006, included herein as Exhibit 99.2.

The Unaudited Pro Forma Condensed Combined Financial Statements is provided for informational purposes only. The pro forma information is not necessarily indicative of what the companies’ financial position or results of operations actually would have been had the merger been completed at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

Selected Financial Data

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the purchase method of accounting with Clorox treated as the acquirer. Accordingly, we have adjusted the historical consolidated financial information to give effect to the impact of the consideration issued in connection with the merger.

In the Unaudited Pro Forma Condensed Combined Balance Sheet, Clorox’s cost to acquire BBI has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. Any differences between the fair value of the consideration issued and the fair value of the assets and liabilities acquired are recorded as goodwill. The amounts allocated to acquired assets and liabilities in the Unaudited Pro Forma Condensed Combined Financial Statements are based on management’s preliminary valuation estimates. Definitive allocations will be performed and finalized based upon certain valuations and other studies that will be performed by Clorox. Accordingly, the purchase price allocation pro forma adjustments are preliminary and are subject to revision based on a final determination of fair value.

The Unaudited Pro Forma Condensed Combined Statements of Earnings include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as increased amortization expense on acquired intangible assets and increased interest expense on borrowings incurred to finance the BBI acquisition. The Unaudited Pro Forma Condensed Combined Statements of Earnings do not include nonrecurring charges or credits which result directly from the transaction and which will be included in the statement of operations within the twelve months succeeding the transaction, such as the increase in fair value of finished goods inventory on the date of acquisition. The Unaudited Pro Forma Condensed Combined Statements of Earnings also do not include the impacts of any revenue, cost or other operating synergies that may result from the merger.

Based on Clorox’s review of BBI’s summary of significant accounting policies disclosed in BBI’s financial statements and preliminary discussions with BBI’s management, the nature and amount of any adjustments to the historical financial statements of BBI to conform its accounting policies to those of Clorox are not expected to be significant to the consolidated statements of earnings.

Conforming Year Ends

Clorox has a fiscal year end of June 30 whereas BBI has a December 31 fiscal year end. In order to prepare the Unaudited Pro Forma Condensed Combined Statements of Earnings for the year ended June 30, 2007, and for the three months ended September 30, 2007, BBI’s operating results were first conformed to Clorox’s year end. This was done utilizing BBI’s historical audited financial statements as of and for the year ended December 31, 2006, their historical unaudited financial statements as of and for the six-month periods ended June 30, 2006 and June 30, 2007, and their unaudited financial statements as of and for the three-month period ended September 30, 2007.

Selected Financial Data

Unaudited Pro Forma Condensed Combined Statement of Earnings

For the year ended June 30, 2007

Dollars in millions, except per share amounts

	Clorox	Burt’s Bees (a)	Pro Forma Adjustments		Pro Forma Combined
Net sales	$4,847	$136	$—		$4,983
Cost of products sold	2,756	58	—		2,814

Gross profit	2,091	78	—		2,169

Selling and administrative expenses	642	34	—		676
Advertising costs	474	3	—		477
Research and development costs	108	1	—		109
Restructuring and asset impairment costs	13	—	—		13
Interest expense	113	15	36	(b)	164
Other (income) expense, net	(2)	3	5	(c)	6

Earnings (loss) from continuing operations before income taxes	743	22	(41)		724
Income taxes (benefits) on continuing operations	247	8	(15	)(d)	240

Earnings (loss) from continuing operations	496	14	(26)		484
Earnings from discontinued operations	5	—	—		5

Net earnings (loss)	$501	$14	$(26)		$489

Earnings per common share from continuing operations
Basic	$3.28				$3.20
Diluted	$3.23				$3.15

Weighted average common shares outstanding (in thousands)
Basic	151,445				151,445
Diluted	153,935				153,935

Selected Financial Data

Unaudited Pro Forma Condensed Combined Statement of Earnings

For the three months ended September 30, 2007

Dollars in millions, except per share amounts

	Clorox	Burt’s Bees (a)	Pro Forma Adjustments		Pro Forma Combined
Net sales	$1,239	$37	$—		$1,276
Cost of products sold	711	16	—		727

Gross profit	528	21	—		549

Selling and administrative expenses	155	10	—		165
Advertising costs	118	1	—		119
Research and development costs	23	1	—		24
Restructuring and asset impairment costs	25	—	—		25
Interest expense	33	4	10	(b)	47
Other expense, net	—	1	1	(c)	2

Earnings (loss) before income taxes	174	4	(11)		167
Income taxes (benefits)	63	2	(5	)(d)	60

Net earnings (loss)	$111	$2	$(6)		$107

Earnings per common share
Basic	$0.77				$0.74
Diluted	$0.76				$0.73

Weighted average common shares outstanding (in thousands)
Basic	143,778				143,778
Diluted	146,127				146,127

Selected Financial Data

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2007

Dollars in millions

	Clorox	Burt’s Bees (a)	Pro Forma Adjustments (e)		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$209	$7	$—		$216
Receivables, net	408	21	—		429
Inventories, net	332	30	19	(f)	381
Other current assets	115	2	24	(g)	141

Total current assets	1,064	60	43		1,167
Property, plant and equipment, net	966	12	3	(h)	981
Goodwill	869	117	440	(i)	1,426
Trademarks and other intangible assets, net	585	32	440	(j)	1,057
Other assets	189	3	—		192

Total assets	$3,673	$224	$926		$4,823

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Notes and loans payable	$872	$—	$938	(k)	$1,810
Current maturities of long-term debt	500	164	(163	)(l)	501
Accounts payable	318	11	—		329
Accrued liabilities	347	10	18	(m)	375
Income taxes payable	116	—	—		116

Total current liabilities	2,153	185	793		3,131
Long-term debt	1,477	—	—		1,477
Other liabilities	592	1	—		593
Deferred income taxes	88	2	169	(n)	259

Total liabilities	4,310	188	962		5,460

Stockholders’ (deficit) equity
Common stock	159	—	—		159
Additional paid-in capital	491	12	(12	)(o)	491
Retained earnings	219	24	(24	)(o)	219
Treasury shares	(1,309)	—	—		(1,309)
Accumulated other comprehensive net losses	(197)	—	—		(197)

Stockholders’ (deficit) equity	(637)	36	(36)		(637)

Total liabilities and stockholders’ (deficit) equity	$3,673	$224	$926		$4,823

Selected Financial Data

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Dollars in millions)

(a) Certain reclassifications have been made to the historical presentation of BBI’s financial statements to conform to the presentation used in the Unaudited Pro Forma Condensed Combined Statement of Earnings.

(b) Adjustment to record interest expense on borrowings incurred to finance the BBI acquisition and eliminate interest on debt of BBI paid off in connection with the acquisition.

	Year ended 6/30/2007	Three months ended 9/30/2007
Interest on borrowings to finance the BBI acquisition	$51	$14
Less: Interest on BBI’s books	(15)	(4)

Incremental interest expense	$36	$10

(c) Represents an increase in intangible asset amortization expense resulting from the fair value adjustments to Burt's Bees intangible assets. See note (j) to the Unaudited Pro Forma Condensed Combined Balance Sheet.

	Year ended 6/30/2007	Three months ended 9/30/2007
Amortization expense on intangibles acquired	$7	$1
Less: BBI historical amortization	(2)	—

Incremental amortization expense	$5	$1

(d) Income tax impacts as a result of purchase accounting adjustments are determined using Clorox’s statutory income tax rates for all tax jurisdictions.

(e) Upon completion of the fair value assessment, Clorox anticipates that the ultimate purchase price allocation may differ from the preliminary assessment. Any changes to the initial estimates of the fair value of the net identifiable assets will be allocated to residual goodwill.

(f) Adjustment to record inventory at fair value.

(g) Adjustment to record $25 paid by Clorox for tax benefits associated with the acquisition of BBI, which will be received during fiscal year ended June 30, 2008, through a combination of income tax refunds and reduced estimated tax payments, and eliminate BBI’s historical deferred tax asset balance of $1.

(h) Adjustment to record property, plant and equipment at fair value.

(i) Adjustment to eliminate BBI’s historical goodwill of $117 and record the residual goodwill of $557.

(j) Adjustment to eliminate BBI’s historical intangible assets balance of $32 and book the fair value of identifiable intangible assets of $472.

Clorox has estimated the fair value of Burt’s Bees’ identifiable intangible assets to be $472. The preliminary allocation included in these Unaudited Pro Forma Condensed Combined Financial Statements is as follows:

	Estimated Fair Value	Estimated Average Remaining Useful Life
Trademarks - indefinite lived	$404	Indefinite
Customer list	37	10 years
Product formulae	31	10 years

	$472

(k) To record borrowings incurred to finance the BBI acquisition of $913 and the additional payment of $25 for tax benefits associated with the BBI acquisition.

(l) To eliminate BBI’s long-term debt that was paid off in connection with the acquisition.

(m) To record:

Transaction costs	$8
Current portion of deferred tax liability	6
Income taxes payable	4

$18

(n) To record the noncurrent portion of deferred tax liabilities arising from the acquisition. Deferred income tax impacts as a result of purchase accounting adjustments are determined using Clorox statutory income tax rates for all tax jurisdictions.

(o) To eliminate BBI’s historical stockholder’s equity.